EXHIBIT 16.1

October 10, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Luminent Mortgage Capital, Inc.’s Form 8-K dated October 4, 2007, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP

San Francisco, California